                                                                    EXHIBIT 10.3

                           TRADEMARK LICENSE AGREEMENT

         THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered into as of February 10th, 2005, by and between Gloria Jean's Gourmet Coffees Corp., an Illinois corporation ("Licensor"), and Gloria Jean's Gourmet Coffees Franchising Corp., an Illinois corporation ("GJGCFC"), on the one hand, and Gloria Jean's Coffees Holdings Pty. Ltd., a corporation organized under the laws of Australia ("Licensee"), Gloria Jean's Coffees International Pty. Ltd., a corporation organized under the laws of Australia ("GJCI"), Jireh International Pty. Ltd., a corporation organized under the laws of Australia ("Jireh"), and Jireh Group Pty. Ltd., a corporation organized under the laws of Australia ("Jireh Group," and together with GJCI and Jireh, the "Jireh Parties").

         WHEREAS, the parties hereto have entered into that certain Asset Purchase Agreement, dated December 5, 2004 (the "Asset Purchase Agreement"), pursuant to which Licensee has agreed to purchase certain assets of Licensor, to assume certain liabilities of Licensor, and to license the use of the Marks (as defined below) from Licensor;

         WHEREAS, Licensor is the owner of the Australian trademark applications (collectively, the "Australian Marks") identified on Exhibit A attached hereto;

         WHEREAS, Licensor is the owner of the United States trademarks and trademark applications (collectively, the "Guam Marks") identified on Exhibit B attached hereto;

         WHEREAS, the Australian Marks and the Guam Marks are collectively referred to herein as the "Marks;"

         WHEREAS, Licensee seeks to acquire the right to use the Marks in the field of gourmet coffees and related products and services (the "Field") and the goodwill associated with the Marks; and

         WHEREAS, this Agreement is being entered into pursuant to Article V of the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Licenses.

                  (a) Licensor hereby grants to Licensee the exclusive license to use the Guam Marks in Guam in connection with Licensee's sale of products and services to be used or consumed in Guam (and not for export to the United States) in the Field (the "Guam License"). In consideration for the Guam License, Licensee and the Jireh Parties shall be jointly and severally responsible for the payment of license fees to Licensor in the amounts and on the dates reflected on Schedule 1(a) attached hereto (the "Guam License Fee Payments"). The Guam License granted herein includes the right of Licensee to grant sublicenses to use the Guam Marks in Guam in accordance with the terms and conditions of this Agreement and the Brand Management Agreement (as defined in the Asset Purchase Agreement).

                  (b) Licensor hereby grants to Licensee the exclusive license to use the Australian Marks in Australia in connection with the granting of franchise rights and the Licensee's sale of products and services in the Field (the "Australian License"). In consideration for the Australian License, Licensee and the Jireh Parties shall be jointly and severally responsible for the payment of license fees to Licensor in the amounts and on the dates reflected on Schedule 1(b) attached hereto (the "Australian License Fee Payments"). The Australian License granted herein includes the right of Licensee to grant sublicenses to use the Australian Marks in Australia in accordance with the terms and conditions of this Agreement and the Brand Management Agreement.

         2. Security for Payments. As security for the payment of the Guam License Fee Payments and the Australian License Fee Payments (collectively, the "License Payments"), and for the payments due under the Consulting Agreement and the Roasting License Agreement (each, as defined in the Asset Purchase Agreement, and, together with this Agreement, referred to herein as the "Post-Closing Payment Agreements"), Licensee and the Jireh Parties shall provide the following for the benefit of Licensor:

                  (a) Concurrent with the execution of this Agreement, Licensee and the Jireh Parties shall obtain and deliver to Licensor two irrevocable documentary letters of credit (each, a "Letter of Credit") from National Australia Bank Ltd. (the "Bank") in favor of Licensor, each in the amount of US$500,000 and expiring no earlier than August 30, 2005 and February 28, 2006, respectively, and otherwise on the terms and substantially in the form of Exhibit C attached hereto. Notwithstanding the fact that, pursuant to Schedule 1(a) and Schedule 1(b) attached hereto, the License Payments due to Licensor under this Agreement are due on January 31 of each year hereafter (with January 31, 2011 being the date of the last payment), the parties acknowledge that it is the intent of the parties that Licensor will receive US$500,000 of the amount due approximately six (6) months prior to the date it is due under this Agreement via a documentary letter of credit issued by the Bank. Furthermore, notwithstanding the fact that the payment of the License Payments is currently contemplated to be made to Licensor using the Letter of Credit mechanism, Licensee's obligation to make the License Payments on January 31 each year (until January 31, 2011) is an absolute obligation, regardless of whether there are Letters of Credit in place to make such payments.

                           (ii) Licensee shall use commercially reasonable
efforts to renew each Letter of Credit as soon as practicable after it is fully drawn upon to effect the intent of the parties as described above until such time as all amounts due pursuant to the Post-Closing Payment Agreements have been paid in full.

                  (b) Licensee and GJCI hereby grant to Licensor and GJGCFC a security interest in the Acquired Assets, which security interest shall be subject and subordinate only to the lien of the Bank in the Acquired Assets. Concurrent with the execution of this Agreement, Licensee and the Jireh Parties shall execute and deliver to Licensor and GJGCFC: (i) a Deed of Charge in the form of Exhibit D attached hereto to evidence the security interest granted thereby; and (ii) a Guarantee and Indemnity Deed in the form of Exhibit E attached hereto.

                  (c) Licensee and the Jireh Parties authorize Licensor and GJGCFC to file a Form UCC-1 with the Secretary of State of the State of California with respect to the Acquired

Assets, and agree to file the Australian counterpart to such form in Australia promptly after the execution and delivery of the Deed of Charge.

         3. Quality Control. Licensee agrees that its use of the Marks will be consistent with the quality currently associated with Licensor's products and services, that Licensee will cooperate with Licensor in addressing any material quality concerns reasonably raised by Licensor, and that, in addition to the terms and conditions contained herein, the Brand Management Agreement shall also govern the Licensee's use of the Marks.

         4. Infringement By Third Parties. Licensee shall have the obligation to enforce the Australian Marks against potential infringing third parties and shall be responsible for all expenses and costs related to the protection and enforcement of the Australian Marks. Licensor shall have the obligation to enforce the Guam Marks against potential infringing third parties; provided that Licensee shall be responsible for all expenses and costs related to the protection and enforcement of the Guam Marks with respect to Guam. Licensee agrees to notify Licensor, and Licensor agrees to notify Licensee, of any potential acts of infringement of the Marks by third parties as promptly as such may come to the attention of Licensee or Licensor, as the case may be.

         5. Term. Unless terminated earlier by Licensor in accordance with
Section 6(b) hereof, this Agreement shall commence on the date hereof and shall continue until the Marks are transferred to Licensee in accordance with the terms of Section 1.8 of the Brand Management Agreement of even date herewith. Notwithstanding the foregoing or Section 1.8 of the Brand Management to the contrary, upon the payment by Licensee to Licensor of the Final Australian License Fee Payment (as defined in Schedule 1(b) attached hereto) on or prior to January 31, 2010, Licensor shall transfer, convey and assign the Australian Marks to Licensee.

         6. Termination.

                  (a) The obligation of the Licensee and the Jireh Parties to pay Licensor all of the License Payments is an absolute, irrevocable commitment on the part of Licensee and the Jireh Parties. Without limiting the foregoing, no cancellation or termination of this Agreement, breach of this Agreement by Licensor, or action or inaction on the part of Licensor (regardless of whether such actions or inactions are intentional, negligent or otherwise), shall relieve Licensee or the Jireh Parties from their obligation to pay the License Payments to Licensor. Furthermore, this Agreement may not be terminated by Licensee or the Jireh Parties, or any of them; provided, however, that if Licensor breaches this Agreement, and such breach is not remedied within fifteen
(15) days of Licensor receiving notice of such breach, Licensee may seek damages for such breach; provided further that, while any such action may be pending, Licensee and the Jireh Parties shall continue to make all payments due Licensor hereunder.

                  (b) This Agreement may be terminated by Licensor in the event that: (i) Licensee or the Jireh Parties breach this Agreement and such breach is not remedied by Licensee or the Jireh Parties within fifteen (15) days of Licensee or the Jireh Parties receiving notice of such breach; or (ii) Licensee or any of its Affiliates (as defined in the Asset Purchase Agreement) breach the Consulting Agreement, the Brand Management Agreement, the Roasting License Agreement or any financing agreement with the Bank that pertains to the transactions contemplated by this Agreement or the transactions contemplated by the Asset Purchase

Agreement and such breach is not cured within the time period set forth in the applicable document, if any.

         7. Acceleration of Payments. Upon the occurrence of any event referred to in Section 6(b)(i) or (ii) above, in addition to, on not in limitation of, the other remedies that Licensor may have, Licensor shall have the option to cause Licensee and the Jireh Parties to immediately pay Licensor a sum certain amount equal to $3,050,000 (which amount is the sum of the Australian License Fee Payments listed on Schedule 1(b) plus the Guam License Fee Payments listed on Schedule 1(a), and which Licensee and the Jireh Parties agree are guaranteed payments hereunder) plus any late fees or additional amounts then payable by Licensee to Licensor at the date that Licensor requires Licensee to pay such amount minus (ii) the amount of any License Fees already paid by Licensee to Licensor. In addition, the amount of any late payments under this Agreement shall accrue interest at a simple rate per annum equal to the lesser of 9% or the maximum rate permitted by applicable law.

         8. Ownership. Licensee acknowledges that Licensor is the sole owner of the Marks and of the goodwill associated therewith, and that Licensee hereby acquires no right, title interest or claim of ownership in or to the Marks except the licenses granted herein. Licensee agrees not to contest Licensor's ownership of the Marks and not to take any action to lessen or dilute the uniqueness of the Marks in any manner. Licensee expressly acknowledges the value and uniqueness of the Marks. All use of the Marks by Licensee shall inure to the benefit of Licensor.

         9. Further Assurances. Each party hereto shall execute such additional documents and instruments and take such further action as reasonably may be required or desirable to carry out the provisions hereof.

         10. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Licensor and Licensee.

         11. Waiver of Compliance; Consents. Any failure of Licensor on the one hand, or Licensee on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Licensor or Licensee, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         12. Notices. All notices and other communications hereunder must be in writing and will be deemed given when delivered by hand, by commercial courier or overnight delivery service or by facsimile to the parties at the following addresses (or at such other address that a party may specify by like notice):

             If to Licensor, to:
                                        Gloria Jean's Gourmet Coffees Corp.
                                        28 Executive Park, Suite 200
                                        Irvine, California  92614
                                        Attn:  Chief Executive Officer
                                        Facsimile:  (949) 260-1610
             With a copy to:
                                        Gibson, Dunn & Crutcher LLP
                                        4 Park Plaza
                                        Irvine, California  92614
                                        Attn:  John M. Williams
                                        Facsimile:  (949) 475-4673
             If to Licensee or
             the Jireh Parties, to:
                                        Gloria Jean's Coffees Holdings Pty. Ltd.
                                        11 Hoyle Avenue
                                        Castle Hill, NSW 2154
                                        Australia
                                        Attn:  Nabi Saleh
                                        Facsimile:  +61 2 9894 2210
             With a copy to:
                                        Foley & Lardner LLP
                                        2029 Century Park East, Suite 3500
                                        Los Angeles, California  90067
                                        Attn:  Richard W. Lasater II
                                        Facsimile:  (310) 557-8475

         13. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, Licensor shall have the right to assign the receipt of the License Fees without the consent of Licensee or the Jireh Parties, or any of them.

         14. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws doctrines.

         15. Fees, Costs and Expenses. Except as otherwise expressly provided in this Agreement, all legal, accounting and other fees, costs and expenses incurred in connection with this Agreement will be paid by the party incurring such fees, costs and expenses. If any party to this Agreement brings any action, suit, counterclaim, appeal, arbitration, mediation or other proceeding, in equity or at law (an "Action"), to enforce this Agreement or to declare rights under this Agreement, in addition to any damages and costs which the prevailing party or parties otherwise would be entitled, the losing party or parties in any such Action shall pay to the prevailing party or parties reasonable attorneys' fees and costs incurred in connection with such Action and/or enforcing any judgment, order, ruling or award (collectively, a "Decision") granted by a court, arbitrator or mediator, all of which must be paid whether or not such Action is prosecuted to a Decision. "Prevailing party" means, without limitation, any party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party is to be determined with respect to each claim separately. The prevailing party is the party that has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined by the court, arbitrator or mediator that there is no prevailing party.

         16. Construction. The captions and titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement has been jointly prepared by Licensor and Licensee and shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

         17. Submission to Jurisdiction. All actions or proceedings arising in connection with this Agreement shall be tried and litigated in the state or federal courts located in the County of Orange, State of California. The foregoing choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement or any Transaction Document (as defined in the Asset Purchase Agreement) in any jurisdiction other than that specified in this Section 17. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 17, and stipulates that the state and federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 17 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in
Section 12. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         18. Taxes. Licensee and the Jireh Parties hereby agree to indemnify Licensor and GJGCFC to the fullest extent from any withholding taxes that may be imposed on the payments made by Licensee or the Jireh Parties hereunder.

         19. Entire Agreement. This Agreement, including the exhibits attached hereto and incorporated herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein will constitute an agreement among the parties hereto.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. Signatures transmitted electronically or by facsimile shall be deemed original signatures.

         IN WITNESS WHEREOF, the parties hereto have executed this Trademark License Agreement as of the date first written above.

                                        Licensor:

                                        GLORIA JEAN'S GOURMET COFFEES CORP.

                                        By: /s/ Matthew C. McGuinness
                                            -----------------------------------
                                            Matthew C. McGuinness
                                            President

                                        GJGCFC:

                                        GLORIA JEAN'S GOURMET COFFEES
                                        FRANCHISING CORP.

                                        By: /s/ Matthew C. McGuinness
                                            -----------------------------------
                                            Matthew C. McGuinness
                                            President

                                        Licensee:

                                        GLORIA JEAN'S COFFEES HOLDINGS PTY. LTD.

                                        By: /s/ Nabi Saleh
                                            -----------------------------------
                                            Nabi Saleh
                                            Director

                                        The Jireh Parties:

                                        GLORIA JEAN'S COFFEES INTERNATIONAL PTY.
                                        LTD.

                                        By: /s/ Nabi Saleh
                                            -----------------------------------
                                            Nabi Saleh
                                            Director

                                        JIREH INTERNATIONAL PTY. LTD.

                                        By: /s/ Nabi Saleh
                                            -----------------------------------
                                            Nabi Saleh
                                            Director

                                        JIREH GROUP PTY. LTD.

                                        By: /s/ Nabi Saleh
                                            -----------------------------------
                                            Nabi Saleh
                                            Director

                                  SCHEDULE 1(A)


           PAYMENT DATES                  GUAM LICENSE FEE PAYMENTS (US$)
           -------------                  -------------------------------
           January 31, 2006               $50,000

           January 31, 2007               $50,000

           January 31, 2008               $50,000

           January 31, 2009               $50,000

           January 13, 2010               $50,000

           January 31, 2011               $50,000

                                  SCHEDULE 1(B)


PAYMENT DATES                  AUSTRALIAN LICENSE FEE PAYMENTS (US$)
-------------                  -------------------------------------

January 31, 2006               $350,000

January 31, 2007               $350,000

January 31, 2008               $350,000

January 31, 2009               $350,000

January 31, 2010               $1,350,000 (the "Final Australian License Fee Payment")

Exhibit A:        Australian Marks

Exhibit B:        Guam Marks

Exhibit C:        Letter of Credit

Exhibit D:        Deed of Charge

Exhibit E:        Guarantee and Indemnity Deed